Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Stephen Swett or Brad Cohen
T: (203) 682-8200
E: shareholderrelations@ocwen.com

or

John V. Britti
Executive Vice President & Chief Financial Officer
T: (561) 682-7535
E: John.Britti@Ocwen.com

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR
FIRST QUARTER 2013

-     Earnings Per Share Increases in Excess of 100% To $0.31 Per Share     -

-     Revenue Grows 147% to Record $406.7 million     -

Atlanta, GA – (May 2, 2013) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported Net income of $45.1 million, or $0.31 per share, for the first quarter of 2013 compared to Net income of $19.3 million, or $0.14 per share, for the first quarter of 2012. Ocwen produced record revenue of $406.7 million, up 147% from the first quarter of 2012. Income from operations grew by 108% to $163.1 million for the first quarter of 2013 as compared to $78.4 million for the first quarter of 2012.

Ocwen’s normalized pre-tax earnings were $101.4 million, a 90% increase over normalized pre-tax earnings in the first quarter of 2012 and a 22% increase over the fourth quarter of 2012. The adjustments in the first quarter of 2013 included: $38.2 million of transition expenses; the write-off of $17.0 million of unamortized deferred costs and discount associated with the early termination and replacement of a senior secured term loan facility; and $5.1 million of contribution from sold operations. Ocwen generated Cash flow from operations of $401.9 million. After reducing this amount for the repayment of related match funded debt, the Company generated adjusted cash flow from operations of $265.8 million.

For more detail on normalizing items as well as prior earnings releases and SEC filings please refer to the “Shareholder Relations” section of our website at www.ocwen.com.

“The Company’s string of record quarterly revenues will continue into the second quarter as we benefit from a full quarter of ResCap revenue and our recent acquisition of Ally Bank’s mortgage servicing rights,” commented Bill Erbey, Ocwen’s Chairman. “Ocwen’s core earnings and cash-flow were strong in the first quarter, and we should see these trend higher as a percentage of revenue as we drive down costs and delinquencies on newly acquired business. Ocwen’s lower funding costs and improving pre-pay speeds on non-prime loans should also support better performance versus our original expectations.”

Mr. Erbey continued, “As a leader in the industry, Ocwen has a long and successful history of adding business in an accretive and disciplined manner. Ocwen remains very well-positioned with the lowest cost to service for non-performing loans in our industry and superior ability to bring down delinquencies. The Company has a substantial pipeline, which has grown to $375 billion. With one of the strongest balance sheets in the industry, Ocwen is well positioned to produce strong earnings, expand margins and increase cash-flow.”

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Ocwen Financial Corporation
First Quarter 2013 Results
May 2, 2013

First Quarter 2013 Business Highlights

●	Completed the acquisition on February 15, 2013 of servicing and other assets from Residential Capital, LLC (“ResCap”), adding $269 billion of UPB to the Company’s servicing portfolio and $1.5 billion of related servicing advance receivables as of March 31, 2013. To finance the ResCap acquisition, Ocwen deployed approximately $840 million of net additional capital from the proceeds of a new $1.3 billion senior secured term loan facility and $1.25 billion from three servicing advance facilities.

●	Completed 24,184 loan modifications. HAMP modifications accounted for 34% of completed modifications.

●	Sold to Home Loan Servicing Solutions (HLSS) in March 2013 $703 million of servicing advances and the rights to receive the servicing fees on approximately $15.9 billion of UPB.

●	Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $503.8 million at the end of the quarter. Ocwen does not treat DSF as revenue until collected, and it is not accrued on the Company’s balance sheet.

●	Ocwen’s Homeward lending operation originated approximately $2.4 billion of fundings with another $0.4 billion originated via partnerships. Total HARP volume was $415 million. HARP is a program sponsored by Fannie Mae and Freddie Mac to help “underwater” borrowers refinance their mortgages.

●	Total effective tax rate of 12.1%.

Subsequent Events

On April 1, 2013 Ocwen completed the acquisition of Genworth Financial Home Equity Access, Inc. from Genworth Financial, Inc. (GNW) for approximately $22 million in cash. The company, which will be renamed Liberty Home Equity Solutions, Inc., is the number one reverse mortgage originator based on January 2013 industry data with strong retail and wholesale originations.

On April 1, 2013, the Company closed the acquisition of $63.4 billion of Fannie Mae MSRs from Ally Bank (Ally), a wholly owned subsidiary of Ally Financial, Inc. On April 15, the Company settled another $21.2 billion of Freddie Mac MSRs from Ally. These loans had been previously subserviced by Ocwen as part of the ResCap acquisition and are in the Company’s reported quarter-end UPB servicing portfolio.

“Ocwen’s first quarter continued the pattern of strong financial performance and growth we have experienced over the past three years,” said Ron Faris, President and CEO. “Declining pre-payments on our legacy non-agency portfolio combined with lower interest expense on advances should strengthen our earnings picture. Our integration of both Homeward and ResCap is progressing as planned, and we completed the transition of the Homeward serviced loans to the Ocwen platform in mid-April. Moreover, our successful acquisition of Ally’s Fannie and Freddie portfolios demonstrates the value of ResCap’s prime loan servicing capability to our ongoing growth.”

Mr. Faris continued, “In the first quarter of the year, Ocwen completed 24,184 modifications. We would expect quarterly modification volume to increase as our modification programs are applied to the newly acquired servicing portfolios. We are very proud of our ability to help families avoid foreclosure by providing sensible solutions, including loan modifications, short sales and deeds-in-lieu of foreclosure. Ocwen is the industry leader in helping distressed borrowers with unique programs such as our shared appreciation modification and technology that allows us to customize offers to the specific circumstances of each borrower.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, Washington, DC, India and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.

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Ocwen Financial Corporation
First Quarter 2013 Results
May 2, 2013

Webcast and Conference call

The Company will host a webcast and conference call on Thursday, May 2, 2013, at 11 a.m. Eastern Time to discuss its financial results for the first quarter of 2013.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder” section. A replay of the conference call can also be accessed by dialing 1-203-369-1218 after 12:01 P.M. Eastern Time on Thursday, May 2, 2013, until 6:00 p.m. Eastern Time on May 9, 2013.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; uncertainly related to acquisitions, including our ability to integrate the systems, procedures and personnel of acquired companies; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results and “adjusted cash flow from operations,” which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

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Ocwen Financial Corporation
First Quarter 2013 Results
May 2, 2013

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	March 31,		December 31,	September 30,	June 30,	March 31,
	2013		2012	2012	2012	2012
Total unpaid principal balance of loans and REO serviced	$469,454,532		$203,665,716	$127,066,680	$127,873,224	$98,440,466
Non-performing loans and REO serviced as a % of total UPB (1)	15.0	%(2)	23.5%	23.6%	24.5%	25.6%

Prepayment speed (average CPR)	20.1	%(3)	14.9%	14.3%	15.5%	14.2%
(1)	Performing loans include those loans that are current (less than 90 days past due) and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	The non-performing rate was 5.0% for prime loans and 25.1% for non-prime loans.
(3)	Includes average CPR of 24.1% for prime loans and 13.9% for the non-prime loans.

Segment Results (Dollars in thousands) (UNAUDITED)

Three months ended March 31,	2013	2012
Servicing
Revenue	$376,084	$164,192
Operating expenses	211,505	82,879
Income from operations	164,579	81,313
Other expense, net	(117,159)	(46,836)
Income before income taxes	$47,420	$34,477

Lending
Revenue	$13,908	$—
Operating expenses	11,098	—
Income from operations	2,810	—
Other income, net	2,218	—
Income before income taxes	$5,028	$—

Corporate Items and Other
Revenue	$16,712	$658
Operating expenses	20,968	3,395
Loss from operations	(4,256)	(2,737)
Other income (expense), net	3,143	(1,621)
Loss before income taxes	$(1,113)	$(4,358)

Corporate Eliminations
Revenue	$(45)	$(304)
Operating expenses	(45)	(147)
Loss from operations	—	(157)
Other income, net	—	157
Income (loss) before income taxes	$—	$—

Consolidated income before income taxes	$51,335	$30,119
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Ocwen Financial Corporation
First Quarter 2013 Results
May 2, 2013

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

Three months ended March 31,	2013	2012
Revenue
Servicing and subservicing fees	$369,309	$155,103
Gain on loans held for sale, net	6,749	—
Other revenues	30,601	9,443
Total revenue	406,659	164,546

Operating expenses
Compensation and benefits	94,626	30,783
Amortization of mortgage servicing rights	47,883	14,314
Servicing and origination	23,913	3,287
Technology and communications	30,012	9,349
Professional services	14,065	8,559
Occupancy and equipment	18,249	15,305
Other operating expenses	14,778	4,530
Total operating expenses	243,526	86,127

Income from operations	163,133	78,419

Other income (expense)
Interest income	5,185	2,312
Interest expense	(93,416)	(46,924)
Loss on debt redemption	(17,030)	—
Other, net	(6,537)	(3,688)
Other expense, net	(111,798)	(48,300)
Income before income taxes	51,335	30,119
Income tax expense	6,188	10,770
Net income	45,147	19,349
Preferred stock dividends	(1,485)	—
Deemed dividend related to beneficial conversion feature of convertible preferred stock	(1,086)	—
Net income attributable to Ocwen common stockholders	$42,576	$19,349

Earnings per share attributable to Ocwen common stockholders
Basic	$0.31	$0.15
Diluted	$0.31	$0.14

Weighted average common shares outstanding
Basic	135,638,567	130,649,595
Diluted	139,559,157	138,046,270
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Ocwen Financial Corporation
First Quarter 2013 Results
May 2, 2013

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31,	December 31,
	2013	2012
Assets
Cash	$663,405	$220,130
Loans held for sale, at fair value	295,514	426,480
Advances	530,172	184,463
Match funded advances	3,436,083	3,049,244
Mortgage servicing rights, at amortized cost	1,052,168	676,712
Mortgage servicing rights, at fair value	84,534	85,213
Receivables, net	155,558	167,459
Deferred tax assets, net	95,137	92,136
Goodwill	503,617	371,083
Premises and equipment, net	58,863	37,536
Debt service accounts	134,157	88,748
Other assets	238,807	272,678
Total assets	$7,248,015	$5,671,882

Liabilities, Mezzanine Equity and Stockholders’ Equity
Liabilities
Match funded liabilities	$2,982,984	$2,532,745
Other borrowings	1,987,894	1,096,679
Other liabilities	471,007	277,664
Total liabilities	5,441,885	3,907,088

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $01 par value; 200,000 shares authorized; 162,000 shares issued and outstanding at March 31, 2013 and December 31, 2012; redemption value $162,000 plus accrued and unpaid dividends	154,458	153,372

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 135,643,647 and 135,637,932 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,356	1,356
Additional paid-in capital	913,295	911,942
Retained earnings	747,141	704,565
Accumulated other comprehensive loss, net of income taxes	(10,120)	(6,441)
Total stockholders’ equity	1,651,672	1,611,422
Total liabilities, mezzanine equity and stockholders’ equity	$7,248,015	$5,671,882
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